EXHIBIT 10.1

XPONENTIAL, INC.

2005 STOCK PURCHASE PLAN

1.                                      Purpose.  The purpose of this Plan is to provide an opportunity for Employees and Directors of Xponential, Inc. and its Designated Subsidiaries to purchase Common Stock of the Corporation and thereby to have an additional incentive to contribute to the prosperity of the Corporation.

2.                                      Definitions.

(a)                                  “Board” shall mean the Board of Directors of the Corporation.

(b)                                  “Code” shall mean the Internal Revenue Code of 1986, as amended.  Any reference to a section of the Code herein shall be a reference to any successor or amended section of the Code.

(c)                                  “Committee” shall mean the committee appointed by the Board in accordance with Section 14.

(d)                                  “Common Stock” shall mean the common stock, $0.01 par value, of the Corporation, or any stock into which such common stock may be converted.

(e)                                  “Compensation” shall mean with respect to an Employee, such Employee’s gross cash compensation (including wage, salary, bonus, commission and overtime earnings) paid by the Corporation to an Employee in accordance with the terms of employment, but excluding all bonus payments, expense allowances, and compensation paid in a form other than cash, and with respect to a Director, such Director’s fees for serving as a Director of the Corporation paid in the form of cash.  The Committee shall have the authority to determine and approve all forms of pay to be included in the definition of Compensation and may change the definition on a prospective basis.

(f)                                    “Corporation” shall mean Xponential, Inc., a Delaware corporation.

(g)                                 “Designated Subsidiary” shall mean a Subsidiary that has been designated by the Committee as eligible to participate in the Plan with respect to its Employees.

(h)                                 “Director” shall mean an individual who serves as a member of the Board who is not classified as an Employee.

(i)                                    “Employee” shall mean an individual classified as an employee (within the meaning of Code Section 3401(c) and the regulations thereunder) by the Corporation or a Designated Subsidiary on the Corporation’s or such Designated Subsidiary’s payroll records during the relevant participation period.  Employees shall not include individuals whose customary employment is for not more than five (5) months in any calendar year (except those Employees in such category the exclusion of whom is not permitted under applicable law) or individuals classified as independent contractors.

(j)                                    “Entry Date” shall mean the first Trading Day of the Offering Period.

(k)                                “Fair Market Value” shall mean (i) the closing sales price for a share of Common Stock on the date of determination if that date is a Trading Day as reported on the principal securities exchange on which shares are then listed or admitted to trading, or (ii) if not so reported, the average of the closing bid and asked prices for a share of Common Stock on the date of determination if that date is a Trading Day as quoted on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), or (iii) if not quoted on NASDAQ, the average of the closing bid and asked prices for a share of Common Stock on the date of determination if that date is a Trading Day as quoted by the National Quotation Bureau’s “Pink Sheets” or the National Association of Securities Dealers’ OTC Bulletin Board System.  If the date of determination is not a Trading Day, then the date of determination shall be the last Trading Day prior to such date of determination.  If the Corporation is not a publicly-held corporation at the time a determination of the Fair Market Value of the Common Stock is required to be made, the determination of Fair Market Value shall be made by the Committee in its discretion exercised in good faith.  In this respect, the Committee may rely on such financial data, valuations, experts, and other sources, in its discretion, as it deems advisable under the circumstances.

(l)                                    “Offering Period” shall mean the period of three (3) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after July 1, October 1, January 1, and April 1 of each year.  The duration and timing of Offering Periods may be changed or modified by the Committee.

(m)                              “Participant” shall mean a participant in the Plan as described in Section 5.

(n)                                 “Plan” shall mean this Stock Purchase Plan.

(o)                                  “Purchase Date” shall mean the last Trading Day of each Offering Period.

(p)                                  “Purchase Price” shall mean eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Entry Date or on the Purchase Date, whichever is lower; provided however, that the Purchase Price may be adjusted by the Committee pursuant to Section 7.4.

(q)                                  “Stockholder” shall mean a record holder entitled to vote shares of Common Stock under the Corporation’s by-laws.

(r)                                  “Subsidiary” shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, as described in Code Section 424(f).

(s)                                  “Trading Day” shall mean a day on which U.S. national stock exchanges and the NASDAQ System are open for trading.

3.                                      Eligibility.  Any Employee, who shall have completed twelve (12) consecutive months of employment with, and who shall be regularly employed on a full-time (32 hours or more per week on a regular schedule) basis by, the Corporation or by any Designated Subsidiary on an Entry Date, shall be eligible to participate in the Plan with respect to the Offering Period commencing on such Entry Date, provided that the Committee may establish administrative rules requiring that the minimum employment requirements (twelve (12) consecutive months of employment) be completed by some minimum period prior to an Entry Date for an Employee to be eligible to participate with respect to the Offering Period beginning on that Entry Date.  In the absence of a determination by the Committee, the minimum employment requirements must be completed by at least one pay period prior to an Entry Date.  All Employees who participate in the Plan shall have the same rights and privileges under the Plan.  The Board may impose restrictions on eligibility and participation of Employees who are officers and directors to facilitate compliance with federal or state securities laws.  A Director who has been duly elected by the Stockholders or the Board to serve in such capacity on an Entry Date shall be eligible to participate in the Plan with respect to the Offering Period commencing on such Entry Date.

4.                                      Offering Periods.  The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after July 1, October 1, January 1, and April 1 of each year, or on such other date as the Committee shall determine, and continuing thereafter for three (3) months or until terminated pursuant to Section 13; provided, however, the first Offering Period shall commence on May 1, 2005, and terminate on September 30, 2005.  The Committee shall have the authority to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without Stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.                                      Participation.

5.1                               An Employee or a Director who is eligible to participate in the Plan in accordance with Section 3 may become a Participant by completing and submitting, on a date prescribed by the Committee prior to an applicable Entry Date, a completed payroll deduction authorization and Plan enrollment form provided by the Corporation.  An eligible Employee or Director may authorize payroll deductions or other deductions from Compensation at the rate of any whole percentage of the Employee’s or Director’s Compensation, up to one hundred percent (100%) of the Employee’s or Director’s Compensation, including with respect to Employees, base salary, commissions, bonuses, and overtime, and with respect to Directors, director’s fees.  All deductions may be held by the Corporation and commingled with its other corporate funds where administratively appropriate.  No interest shall be paid or credited to the Participant with respect to such payroll deductions.  The Corporation shall maintain a separate bookkeeping account for each Participant under the Plan and the amount of each

Participant’s payroll deductions shall be credited to such account.  A Participant may not make any additional payments into such account.

5.2                               Under procedures established by the Committee, a Participant may withdraw from the Plan during an Offering Period, by completing and filing a new deduction authorization and Plan enrollment form with the Corporation, prior to the fifth business day preceding the Purchase Date.  If a Participant withdraws from the Plan during an Offering Period, his or her accumulated deductions will be refunded to the Participant without interest.  The Committee may establish rules limiting the frequency with which Participants may withdraw and re-enroll in the Plan and may impose a waiting period on Participants wishing to re-enroll following withdrawal.

5.3                               Under procedures established by the Committee, a Participant may change his or her rate of contribution through payroll or other deductions at any time by filing a new deduction authorization and Plan enrollment form with the Corporation.  The new rate of contribution will be effective as of the first pay period in the immediately succeeding Offering Period.  If a Participant has not followed such procedures to change the rate of contribution, the rate of contribution shall continue at the originally elected rate throughout future Offering Periods.

6.                                      Termination of Employment.

6.1.                            In the event an Employee’s employment with the Corporation or any of its Designated Subsidiaries is terminated for any reason (including death) prior to the expiration of an Offering Period, the Employee’s participation in the Plan shall terminate and all amounts credited to the Employee’s account shall be paid to the Employee or, in the case of death, to the Employee’s heirs or estate, without interest.  Whether a termination of employment has occurred shall be determined by the Committee.

6.2                               An Employee on leave of absence shall be deemed to remain an Employee for the first ninety (90) days of such leave of absence and such Employee’s employment shall be deemed to have terminated at the close of business on the ninetieth day of such leave of absence unless such Employee shall have returned to eligible employment with the Corporation or a Designated Subsidiary prior to the close of business on such ninetieth day.  Termination by the Corporation of any Employee’s leave of absence, other than termination of such leave of absence on return to full-time or part-time employment, shall terminate an Employee’s employment for all purposes of the Plan and shall terminate such Employee’s participation in the Plan and right to exercise any option.

6.3                               The Committee may also establish rules regarding when changes of employment status will be considered to be a termination of employment, including rules regarding transfer of employment among Designated Subsidiaries and the Corporation, and the Committee may establish termination-of-employment procedures for the Plan that are independent of similar rules established under other benefit plans of the Corporation.

6.4                               In the event a Director’s directorship with the Corporation or any of its Designated Subsidiaries is terminated for any reason (including death) prior to the expiration of an Offering Period, the Director’s participation in the Plan shall terminate and all amounts credited to the Director’s account shall be paid to the Director or, in the case of death, to the Director’s heirs or estate, without interest.

7.                                      Offering.

7.1                               Subject to adjustment as set forth in Section 10, the maximum number of shares of Common Stock that may be issued pursuant to the Plan shall be two hundred fifty thousand (250,000) shares.  If, on a given Purchase Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Corporation shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

7.2                               Each Offering Period shall be determined by the Committee.  Unless otherwise determined by the Committee, the Plan will operate with successive three (3) month Offering Periods commencing at the beginning of each fiscal quarter (July 1, October 1, January 1 and April 1).  The Committee shall have the power to change the duration of future Offering Periods, without Stockholder approval, and without regard to the expectations of any Participants.

7.3                               Each eligible Employee or Director who has elected to participate as provided in Section 5.1 shall be granted an option to purchase that number of whole shares of Common Stock with the payroll and other deductions accumulated on behalf of such Employee or Director during each Offering Period at the purchase price specified in Section 7.4.  An option will expire upon the earlier to occur of (i) the termination of a Participant’s participation in the Plan or (ii) the termination of an Offering Period.

7.4                               The purchase price under each option shall be the lower of: (i) a percentage (not less than eighty-five percent (85%)) established by the Committee (“Designated Percentage”) of the Fair Market Value of the Common Stock on the Entry Date on which an option is granted or (ii) the Designated Percentage of the Fair Market Value on the Purchase Date on which the Common Stock is purchased.  The Committee may change the Designated Percentage with respect to any future Offering Period, but not below eighty-five percent (85%), and the Committee may determine with respect to any prospective Offering Period that the option price shall be the Designated Percentage of the Fair Market Value of the Common Stock on the Purchase Date.  The initial Designated Percentage until changed by the Committee is eighty-five percent (85%).

8.                                      Purchase of Stock.  Upon the expiration of each Offering Period, a Participant’s option shall be exercised automatically for the purchase of that number of whole shares of Common Stock which the accumulated payroll or other deductions from Compensation credited to the Participant’s account at that time shall purchase at the applicable price specified in Section 7.4.  Fractional shares of Common Stock will not be issued under the Plan.  Any accumulated payroll or other deductions from Compensation, which would have been used to purchase fractional shares, unless refunded pursuant to Sections 5.2 or 6, will be held for the purchase of Common Stock in the next Offering Period, without interest.  Notwithstanding the foregoing, the Corporation or its designee may make such provisions and take such action as it deems necessary or appropriate for the withholding of taxes and/or social insurance which the Corporation or its Designated Subsidiary is required by law or regulation of any governmental authority to withhold.  Each Participant, however, shall be responsible for payment of all individual tax liabilities arising under the Plan.

9.                                      Payment and Delivery.  As soon as practicable after the exercise of an option, the Corporation shall deliver to the Participant a record of the Common Stock purchased and the balance of any amount of payroll or other deductions from Compensation credited to the Participant’s account not used for the purchase, except as specified below.  The Committee may permit or require that shares be deposited directly with a broker designated by the Committee or to a designated agent of the Corporation, and the Committee may utilize electronic or automated methods of share transfer.  The Committee may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares.  The Corporation shall retain the amount of payroll or other deductions from Compensation used to purchase Common Stock as full payment for the Common Stock and the Common Stock shall then be fully paid and non-assessable.  No Participant shall have any voting, dividend, or other stockholder rights with respect to shares subject to any option granted under the Plan until the shares subject to the option have been purchased and delivered to the Participant as provided in this Section 9.

10.                               Recapitalization.  If after the grant of an option, but prior to the purchase of Common Stock under the option, there is any increase or decrease in the number of outstanding shares of Common Stock because of a stock split, stock dividend, combination or recapitalization of shares subject to options, the number of shares to be purchased pursuant to an option, the price per share of Common Stock covered by an option and the maximum number of shares specified in Section 7.1 may be appropriately adjusted by the Board, and the Board shall take any further actions which, in the exercise of its discretion, may be necessary or appropriate under the circumstances.  The Board’s determinations under this Section 10 shall be conclusive and binding on all parties.

11.                               Merger, Liquidation, Other Corporation Transactions.  In the event of the proposed liquidation or dissolution of the Corporation, the Offering Period will terminate immediately prior to the consummation of such proposed transaction, unless otherwise provided by the Board in its sole discretion, and all outstanding options shall automatically terminate and the amounts of all payroll deductions will be refunded without interest to the Participants.  In the event of a proposed sale of all or substantially all of the assets of the Corporation, or the merger or consolidation of the Corporation with or into another corporation, then in the sole discretion of the Board, (i) each option shall be assumed or an equivalent option shall be substituted by the successor corporation or parent or subsidiary of such successor corporation, (ii) a date established by the Board on or before the date of consummation of such merger, consolidation or sale shall be treated as a Purchase Date, and all outstanding options shall be exercised on such date, or (iii) all outstanding options shall terminate and the accumulated payroll deductions will be refunded without interest to the Participants.

12.                               Transferability.  Options granted to Participants may not be voluntarily or involuntarily assigned, transferred, pledged, or otherwise disposed of in any way, and any attempted assignment, transfer, pledge, or other disposition shall be null and void and without effect.  If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interests under the Plan, other than as permitted by the Code, such act shall be treated as an election by the Participant to discontinue participation in the Plan pursuant to Section 5.2.

13.                               Amendment or Termination of the Plan.

13.1                        The Plan shall continue until June 30, 2015, unless otherwise terminated in accordance with Section 13.2.

13.2                        The Board may, in its sole discretion, insofar as permitted by law, terminate or suspend the Plan, or revise or amend it in any respect whatsoever, except that, without approval of the Stockholders, no such revision or amendment shall increase the number of shares subject to the Plan, other than an adjustment under Section 10.

14.                               Administration.  The Board shall appoint a Committee consisting of at least two (2) members who will serve for such period of time as the Board may specify and whom the Board may remove at any time.  The Committee will have the authority and responsibility for the day-to-day administration of the Plan, the authority and responsibility specifically provided in this Plan and any additional duty, responsibility and authority delegated to the Committee by the Board, which may include any of the functions assigned to the Board in this Plan.  The Committee may delegate to one or more individuals the day-to-day administration of the Plan.  The Committee shall have full power and authority to promulgate any rules and regulations which it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, to make factual determinations relevant to Plan entitlements and to take all action in connection with administration of the Plan as it deems necessary or advisable, consistent with the delegation from the Board.  Decisions of the Board and the Committee shall be final and binding upon all Participants.  Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting of the Committee duly held.  The Corporation shall pay all expenses incurred in the administration of the Plan.  No Board or Committee member shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

15.                               Securities Laws Requirements.  The Corporation shall not be under any obligation to issue Common Stock upon the exercise of any option unless and until the Corporation has determined that: (i) it and the Participant have taken all actions required to register the Common Stock under the Securities Act of 1933, as amended, or to perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) all other applicable provisions of state, federal and applicable foreign law have been satisfied.  If the Committee determines that it is in the best interest of the Corporation to take no action under the foregoing, it may cancel the outstanding options of the Employee in question and refund the accumulated payroll deductions.

16.                               Governmental Regulations.  This Plan and the Corporation’s obligation to sell and deliver shares of its Common Stock under the Plan shall be subject to the approval of any governmental authority required in connection with the Plan or the authorization, issuance, sale, or delivery of stock hereunder.

17.                               No Enlargement of Employee or Director Rights.  Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the employ of the Corporation or any Designated Subsidiary or to interfere with the right of the Corporation or Designated Subsidiary to discharge any Employee at any time.  Nothing contained in this Plan shall be deemed to give any Director the right to be retained as a director of the Corporation or any Designated Subsidiary or to interfere with the right of the Board or the Stockholders to terminate such Director at any time.

18.                               Governing Law.  This Plan shall be governed by Delaware law, without regard to that State’s choice of law rules.

19.                               Effective Date.  This Plan shall be effective May 1, 2005, subject to approval of the Stockholders of the Corporation within twelve (12) months after its adoption by the Board.

20.                               Reports.  Individual accounts shall be maintained for each Participant in the Plan.  Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of payroll and other deductions from Compensation, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

21.                               Designation of Beneficiary for Owned Shares.  With respect to shares of Common Stock purchased by a Participant pursuant to the Plan and held in an account maintained by the Corporation or its assignee on the Participant’s behalf, the Participant may be permitted to file a written designation of beneficiary.  A Participant may change such designation of beneficiary at any time by written notice.  Subject to local legal requirements, in the event of a Participant’s death, the Corporation or its assignee shall deliver such shares of Common Stock to the designated beneficiary.  Subject to local law, in the event of the death of a Participant and in the absence of a beneficiary validly designated who is living at the time of such Participant’s death, the Corporation shall deliver such shares of Common Stock to the executor or administrator of the Participant’s estate. If no executor or administrator has been appointed (to the knowledge of the Corporation) within one (1) year after the Participant’s date of death, the Corporation may deliver (or cause its assignee to deliver) such shares of Common Stock to the first of the following person or persons who are then living:  the Participant’s spouse, children (including those by adoption), parents, or siblings.  Delivery of the shares of Common Stock pursuant to the foregoing shall release the Corporation from all liability with respect to such shares and the legal ownership of same.  The Corporation may rely on an affidavit of heirship signed and sworn to by two (2) persons who are not in the Participant’s immediate family for purposes of determining the Participant’s family members.